SunAmerica Specialty Series


Sub-Item 77Q1(a):

Amended and Restated Schedule A to the Trusts
Declaration of Trust dated as of July 27, 2011. Incorporated herein by reference to Post-Effective Amendment No. 28 to the Trusts Registration Statement on Form N-1A (File No.
333-111662) filed on August 11, 2011.

Sub-Item 77Q1(b):

On September 16, 2011, an Early Closure Condition, as defined in the prospectus, occurred with respect to the 2015 High Watermark Fund. This Early Closure Condition requires the Fund to irrevocably allocate its assets to its fixed income portfolio and to close to new investments. Since the Fund was already voluntarily closed to new investments as of February 12, 2010, the Fund will now be required to remain closed and will no longer have the ability to obtain equity exposure.

Sub-Item 77Q1(d):

Amended and Restated Schedule A to the Trusts
Declaration of Trust dated as of July 27, 2011. Incorporated herein by reference to Post-Effective Amendment No. 28 to the Trusts Registration Statement on Form N-1A (File No.
333-111662) filed on August 11, 2011.

Sub-Item 77Q1(e):

Forms of Investment Advisory and Subadvisory
Agreements with respect to the New Series. Incorporated herein by reference to Post-Effective Amendment No. 29 to the Trusts Registration Statement on Form N-1A (File No.
333-111662) filed on October 25, 2011.